FIRST AMENDMENT TO THE
                       COMMUNITY CAPITAL BANCSHARES, INC.
                    2000 OUTSIDE DIRECTORS' STOCK OPTION PLAN

     THIS FIRST AMENDMENT is made as of January 2, 2001, by Community Capital Bancshares, Inc., a Georgia corporation (the "Company").

     WHEREAS, the Company maintains the Community Capital Bancshares, Inc. 2000 Outside Directors' Stock Option Plan (the "Plan"), which became effective as of April 24, 2000; and

     WHEREAS, the Company desires to amend the Plan to reflect a ten-for-seven stock split, which was effective in January of 2001.

     NOW, THEREFORE, BE IT RESOLVED, that, effective as of January 2, 2001, the Company does hereby amend the Plan as follows:

     1. By deleting the existing Section 4 and replacing it with the following new Section 4:

                       "SECTION 4.  SHARES SUBJECT TO PLAN

          The aggregate number of Option Shares which may be issued under the Plan shall at no time exceed 21,429. The limitations established by this Section shall be subject to adjustment in accordance with the provisions of the Plan. In the event that an Option expires or is terminated for any reason, the Option Shares allocable to the unexercised portion of such Option may again be subject to an Option under the Plan. In the event that an Optionee delivers Shares as payment of the exercise price for an Option, such Shares may be subject to Options under the Plan."

     2. By deleting the existing Section 6 and replacing it with the following new Section 6:

                           "SECTION 6.  FORMULA GRANTS

          As of each annual meeting of the shareholders of the Company until the earlier of the expiration of the Plan or at any time that an annual grant can not be fully funded due to an insufficient number of Shares reserved for issuance under the Plan, each Eligible Director who holds a seat on the Board of Directors as of the date of the annual meeting of the shareholders shall be granted an Option to purchase 142 Shares as of the date of such annual meeting; provided, however, that the Chairman of the Board of Directors shall be granted an Option to purchase 285 Shares."


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     Except as specifically amended hereby, the remaining provisions of the Plan shall remain in full force and effect as prior to the adoption of this First Amendment.

     IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed, effective as of the date first above written.

                                  COMMUNITY  CAPITAL  BANCSHARES,  INC.

                                  By: __________________________________________

                                  Title: _______________________________________

ATTEST:

By: _________________________

Title: ______________________


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